This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the seventeenth day of March, 1999


                       Great Hall Investment Funds, Inc.
                       ---------------------------------


  Witness:  /s/ Julie K. Getchell          By:  /s/ J. Scott Spiker
            -----------------------------       -----------------------------
            Julie K. Getchell                   J. Scott Spiker
            President                           Chief Executive Officer